Exhibit 99.1

First Community Bankshares, Inc. Completes Acquisition of Highlands Bankshares, Inc.

Bluefield, Virginia – First Community Bankshares, Inc. (NASDAQ: FCBC) (www.firstcommunitybank.com) is pleased to announce completion of its merger with Highlands Bankshares, Inc., effective after the close of business on December 31, 2019. Immediately following the merger, Highlands Union Bank, the wholly-owned banking subsidiary of Highlands, merged with and into First Community Bank, the wholly-owned banking subsidiary of First Community.

With the merger, First Community significantly expands its existing community banking relationships, customer service locations, and network of local banking professionals in southwestern Virginia, northwestern North Carolina, and eastern Tennessee.

The acquired Highlands locations will open as First Community Bank branches the morning of January 2, 2020. Although Highlands customers will not be converted to First Community’s operating system until the holiday weekend of January 18-21, Highlands customers may continue using all Highlands branches and other banking outlets (ATM’s internet banking, etc.) and, in addition, may begin using First Community branches on January 2.

“On behalf of First Community’s board of directors and employees, we are delighted that Highlands has joined First Community. We couldn’t be more pleased to welcome Highlands’ customers and employees to the First Community family and look forward to providing even better service to our existing First Community customers and to our new Highlands customers through our expanded branch presence,” said William P. Stafford, II, Chairman and Chief Executive Officer of First Community. “Having now worked with the folks at First Community, I am convinced that the Highlands board of directors selected the best possible partner for our customers, shareholders and employees. This merger further demonstrates First Community’s commitment to southwestern Virginia, northwestern North Carolina, and eastern Tennessee and solidifies its presence as an integral part of these communities,” said Robert W. Moser, Jr., Chairman of Highlands.

About First Community Bankshares, Inc.

First Community Bankshares, Inc., a financial holding company headquartered in Bluefield, Virginia, provides banking products and services through its wholly owned subsidiary First Community Bank. First Community Bank operated 44 branch banking locations in Virginia, West Virginia, North Carolina, and Tennessee as of September 30, 2019. First Community Bank offers wealth management and investment advice through its Trust Division and First Community Wealth Management, which collectively managed and administered $1.08 billion in combined assets as of September 30, 2019. The Company reported consolidated assets of $2.21 billion as of September 30, 2019. The Company’s common stock is listed on the NASDAQ Global Select Market under the trading symbol, “FCBC”. Additional investor information is available on the Company’s website at www.firstcommunitybank.com.

This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports including, but not limited to, the Annual Report on Form 10-K for the most recent fiscal year end. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.